AMENDED AND RESTATED EXHIBIT A TO THE MANNING & NAPIER FUND, INC.

SHAREHOLDER SERVICES AGREEMENT

Fee Schedule

Funds and Class	Maximum Fees for Service Activities
Equity Series Class S	0.25%
International Disciplined Value Series Class S	0.25%

Dated: March 1, 2019

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